Exhibit 5.1

September 2, 2021

Aesther Healthcare Acquisition Corp.

515 Madison Avenue, Suite 8078

New York, New York 10022

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Aesther Healthcare Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, File No. 333-258012 (as amended, the “Registration Statement”), initially filed on July 19, 2021, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale from time to time of up to 11,500,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Units”), with each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”); and one-half of one redeemable warrant of the Company, each whole warrant entitling the holder thereof to purchase one share of Common Stock (the “Warrants”). Such Common Stock, Warrants, and Units are referred to collectively in this opinion as “Securities.”

In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (ii) the Bylaws of the Company that are filed as Exhibit 3.3 to the Registration Statement; (iii) the Registration Statement; (iv) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (v) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (vi) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vii) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; (viii) the form of warrant agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), that is filed as Exhibit 4.4 to the Registration Statement; and (ix) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Aesther Healthcare Acquisition Corp.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and (v) all Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus relating thereto. We have further assumed that each of the documents identified in clauses (i) through (viii) of the preceding paragraph will be entered into, adopted or filed as appropriate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws currently in effect) and, as to the Units, and the Warrants, constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities (including any blue sky laws), or to the sale or issuance thereof.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.        Units. When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, and the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants underlying the Units, of the Company may cause the number of shares of Common Stock underlying the Units, including the Common Stock issuable upon exercise of the Warrants underlying the Units, to exceed the number that remain authorized but unissued.

Aesther Healthcare Acquisition Corp.

2.        Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, and such the shares of Common Stock is delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

3.        Warrants. When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement and the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by the Warrant Agent, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC